Exhibit 10.1

EXTENSION AND AMENDMENT AGREEMENT

TO THE SHARED SERVICES AGREEMENT

This Extension and Amendment Agreement to the Shared Services Agreement (this “Amendment”) dated as of June 9, 2010 and effective from end of the Initial Service Period (the “Amendment Effective Date”) is by and between Allscripts-Misys Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), and Misys plc, a public limited company incorporated under the laws of England and Wales (“Misys”).

RECITALS

WHEREAS, Allscripts and Misys entered into that certain Shared Services Agreement dated as of March 1, 2009 with an effective date of October 10, 2008 (the “Shared Services Agreement”), providing for, among other things, the provision of certain services to each other; and

WHEREAS, Allscripts and Misys desire to both (i) extend the Shared Services Agreement; and (ii) amend the Shared Services Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing promises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and of the mutual covenants and agreements set forth herein and in the Shared Services Agreement, the parties intending to be legally bound hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Shared Services Agreement.

2. Extension. In accordance with Section 5.1 of the Shared Services Agreement and notwithstanding anything contained therein which might otherwise prevent the parties from so doing, the parties hereby agree to (subject to the amendments provided in Section 3 of this Amendment) extend the terms of the Shared Services Agreement for an additional one-year period from the Amendment Effective Date or until the date upon which the proposed transaction between the parties known as the “Coniston Transaction” (the “Coniston Transaction”) closes, whichever is the earlier.

3. Amendments to the Shared Services Agreement. Each Schedule is hereby deleted in its entirety and replaced with new Schedules set out in the Annex to this Amendment. Any of the fees, rates or charges set forth in the new Schedules set out in the Annex to this Amendment which are expressed as annual service fees will be pro rated based on the actual period of the extension so as to only charge for services rendered from the Amendment Effective Date until the extension actually expires if such period is less than one (1) year.

4. Warranty. Allscripts warrants to Misys that all approvals referred to in Section 11.2 of the Shared Services Agreement have been obtained.

5. Effect on the Shared Services Agreement.

(a) On and after the Amendment Effective Date, each reference in the Shared Services Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Shared Services Agreement as amended hereby.

(b) Except as specifically amended by this Amendment, the Shared Services Agreement shall remain in full force and effect and the Shared Services Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects. Upon the execution and delivery hereof, the Shared Services Agreement shall with effective from the Amendment Effective Date be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendment made hereby was originally set forth in the Shared Services Agreement, and this Amendment and the Shared Services Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Shared Services Agreement.

6. Mutual Release of Claims. The parties acknowledge and agree that upon execution of this Amendment, each party has either paid or has been invoiced by the other party for all fees, expenses and costs due under the Shared Services Agreement through April 30, 2010 and no other fees or expenses are due or will be invoiced under the Shared Services Agreement in connection with Services delivered on or prior to April 30, 2010. The following releases shall settle all disputes and waive all claims the parties have against each other arising under the Shared Services Agreement on or prior April 30, 2010 (collectively, the “Disputes”).

(a) Allscripts, for itself and each of its successors, assigns, parents, subsidiaries, divisions, and affiliated entities, does hereby release, discharge, and covenant not to sue Misys or its successors, assigns, employees, directors, officers, parents, subsidiaries, divisions, and affiliated entities, from any and all claims, demands, causes of action, or requests for relief of any character whatsoever, legal or equitable, known or unknown, developed or undeveloped, anticipated or unanticipated, whether accrued or hereinafter maturing, against the foregoing entities with respect to all Disputes under the Shared Services Agreement arising on or prior April 30, 2010.

(b) Misys, for itself and each of its successors, assigns, parents, subsidiaries, divisions, and affiliated entities, does hereby release, discharge, and covenant not to sue Allscripts or its successors, assigns, employees, directors, officers, parents, subsidiaries, divisions, and affiliated entities, from any and all claims, demands, causes of action, or requests for relief of any character whatsoever, legal or equitable, known or unknown, developed or undeveloped, anticipated or unanticipated, whether accrued or hereinafter maturing, against the foregoing entities with respect to all Disputes under the Shared Services Agreement arising on or prior April 30, 2010.

(c) Nothing contained in this Amendment shall be deemed to constitute any admission or acknowledgement by any of the parties hereto of any wrongful or improper act, conduct, or failure to act, nor any admission of acknowledgement of liability of any kind to any person or entity, and each of the parties hereby expressly denies having engaged in any such conduct and denies the existence of any such liability.

(d) Nothing in this Section 6 shall be deemed to constitute a waiver, release, discharge or covenant not to sue by either party in respect of any fees, expenses and costs: (i) invoiced but not yet paid as at the date of this Amendment for the period through 30 April 2010; or (ii) due under the Shared Services Agreement which are due and payable or become due and payable on or after May 1, 2010.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officer as of the day and year first above written.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

By:	/s/ Lee A. Shapiro
Name:	Lee A. Shapiro
Title:	President

MISYS PLC

By:	/s/ Tom Kilroy
Name:	Tom Kilroy
Title:	Company Secretary

ANNEX

Shared Services Agreement Schedule

HR Services

Schedule A

Summary of Services:

Misys plc and its Affiliates (collectively, the “Provider”) will provide to Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates (collectively, the “Recipient”) the Services outlined in the table below (the “HR Services”).

This Schedule A for the provision of HR Services shall continue in force until 31 January 2010 unless otherwise agreed by the parties.

For the avoidance of doubt, unless otherwise stated below, Allscripts shall bear the costs of the implementation and execution of any designs created by Misys pursuant to this Schedule. For purposes of clarification, the Provider shall have no final authority to bind the Recipient to implement any plan, hire or fire any personnel of the Recipient, change any compensation of personnel of the Recipient or enter into any contract without the Recipient’s consent thereto.

	Service Name	Description of Service
1.	HR- Talent & Organization Development	Internal Employee and leadership development, consulting and design

1.1	Employee Engagement	• Coordinate annual Misys Employee Engagement Survey. (Misys global HR will cover the cost of the survey design. Allscripts will cover the cost of Pulse Surveys.)

1.2	Talent & Succession Planning

•     Design consistent methodology for Misys Talent & Succession Plans.

•     Design templates for Talent Management & Development Plans. (Allscripts will cover the cost of Talent Management & Development Plans and all costs for Heidrick & Struggles’ services.)

•     Design talent plans.

1.3	Performance Management	• Design standard forms for Misys Performance Reviews.

1.4	Training

•     Vendor selection and RFP and vendor management for Misys training and talent.

•     Design and develop training programs. (Allscripts will implement and facilitate the programs and cover all costs relating thereto.)

2.	HR-Compensation & Benefits	Internal design, support and management of employee compensation & benefits plans

2.1	Benefits

•     Plan design, financial analysis, utilization analysis, vendor selection, vendor service agreements of all health and welfare, 401k, and miscellaneous employee benefits.

•     Fiduciary and regulatory compliance for all benefit plans.

•     Audit Misys records against vendor invoices and authorize payments.

•     Coordinate and participate in company required Health & Welfare, 401k & NQDC Committees.

•     Manage all formal plan appeal processes for health and welfare and 401k plans to meet requirements.

	Service Name	Description of Service

•     Manage & administer NQDC Plan.

•     Coordinate/manage all external and any internal audits of 401k plans (2 plans).

•     Management and analysis of all self-funded benefit plans.

Notwithstanding anything in the Agreement, (a) by June 1st of each Service Period, Allscripts will have had the opportunity to review fiscal year-to-date expenses in connection with the benefit plans in which it participates pursuant to this Section 2.1, and (b) by July 1st of each Service Period, as long as Allscripts has had the opportunity to conduct a review pursuant to clause (a) of this sentence, Misys can proceed to provide Services within contracts for the upcoming fiscal year, unless Allscripts has notified Misys of its intent to discontinue its participation in any contract for the upcoming fiscal year.

2.2	Compensation

•     Misys role profile and banding design.

•     Design of Misys compensation and bonus plan(s) including participation in design of sales compensation plans.

•     Review and seek appropriate approval (Misys CEO, EVP, and/or Compensation Committee) for any change to the compensation and benefits of direct reports to the EVP.

Fees:

FTE Charge to Allscripts (2.25 FTEs) covering Services in Sections 1 and 2.	$104,000 for October 10, 2009 through January 31, 2010.

Compensation & Benefits Fees[1]	Service contracts and invoices to be billed on a cost per head or pro-rata share of cost, as appropriate.

Benefit Services Fees (including 401k Administration, Regulatory Testing, Cobra and FSA Administration, Consulting, Salary Surveys, Deferred Comp Administration)	An estimated $356,400 for the Service Period.

ERISA Legal Fees (merging 401k plans and new health & welfare plan docs)	Legal fees will be invoiced for ERISA services provided on behalf of Allscripts. An estimated $150,000 for the Service Period.

ASO Fees	Fees are contractual for the benefit plan year. An estimated $837,600 for the Service Period.

Service Managers:

Misys
Name:	Anne Tinker
Title:	VP Compensation and Benefits

[1]

Please note that the Compensation & Benefits Fee figures provided herein are estimates only of the third-party Fees incurred in connection with Compensation & Benefits Services that will be managed by Misys on Allscripts’ behalf. It is intended that the third-party Fees for these Services will be billed to and paid directly by Allscripts. To the extent that the vendors are not able to, or would charge extra to, bill Allscripts directly for the applicable services, Misys shall pay the applicable bill and be reimbursed by Allscripts for the actual, documented charges applicable directly to Allscripts, which Allscripts shall, upon receipt of an invoice from Misys, pay to Misys in accordance with Section 3.2 of the Agreement.

2

Phone:	919-329-1764
Email:	Anne.Tinker@misys.com
Allscripts
Name:	Diane Adams
Title:	HR Consultant
Phone:	9312-506-1244 or 919-329-1840
Email:	Rob.Rook@allscripts.com

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Shared Services Agreement Schedule

Financial Services

Schedule B

Summary of Services:

Misys plc and its Affiliates and Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates will provide to one another the Services outlined in the table below (the “Financial Services”).

	Service Name	Provider	Recipient	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)	Fees[1]	Notice required by Recipient to Terminate (if more than 45 days advance notice from Recipient is needed)
1.	Payroll

1.1	Payroll Services	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Misys plc and its Affiliates (including the “Misys Banking Division,” which includes the following entities: Almonde, Inc., Misys International Banking Systems (Risk) Inc., Summit Systems Inc., Misys International Banking Systems Inc., Misys IQ LLC, Misys Open Source Solutions LLC and Misys Holdings Inc.)	Allscripts to provide (or cause to be provided) payroll-related services including computing amounts payable, sending the correct amounts to the payroll system, calculating tax liabilities, paying appropriate tax obligations, providing information to accounting for recording the expense and other duties related to payroll for Misys Banking Division employees. Misys Banking Division to pass required payroll funding to Allscripts prior to the funding date of the payrolls. The Services will be provided by Eric Redding, as well as members of his team. This will be an ongoing relationship that will need to be reviewed as a global payroll solution is implemented.	Shall terminate at the end of November 2009.	$18,200 for October 10, 2009 through November 30,2009.	60 days

[1]

The fees set forth in this Schedule represent fees for a full one (1) year extension period commencing on October 10, 2009 and ending on October 9, 2010. If this Schedule expires or is terminated during the extension period, the fees will be pro-rated based on the period between October 10, 2009 and the date of expiration or termination of this Schedule.

	Service Name	Provider	Recipient	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)	Fees[1]	Notice required by Recipient to Terminate (if more than 45 days advance notice from Recipient is needed)
	Payroll Services to be Provided Effective January 1, 2009		Misys plc and its Affiliates (including the Misys Banking Division)	Allscripts to gather information for: changes in active/leave/term status, new pay rates, modified tax information, 401k deductions, other earning and deduction information and additional information as required from HR, create 401k deposit files. Allscripts to create garnishment check requests and send to A/P, create shadow payrolls for secondees, update direct deposit information as needed, calculate Washington state unemployment information, produce Cognos reports for HR, apply for tax ids in newly populated states as required and provide customer service to employees as required.

2.	Share-Based Compensation Services

2.1	Share-Based Compensation Services	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Misys to facilitate administration of any share incentives made to the employees of Allscripts and its Affiliates under share incentive plans offered by Misys plc. This service includes grants, maturities, record keeping, leaver processing, employee queries and general support to grantees and Allscripts and its Affiliates. Allscripts and its Affiliates will provide Misys with personal details of relevant employees to		FTE charge to Allscripts: $25,000 for the Service Period	60 days

2

	Service Name	Provider	Recipient	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)	Fees[1]	Notice required by Recipient to Terminate (if more than 45 days advance notice from Recipient is needed)

facilitate grants and notify Misys of any changes to this information as well as employment terminations.

Misys will advise Allscripts and its Affiliates of all exercises of Misys stock options by the employees of Allscripts and its Affiliates on a quarterly basis.

2.2	Recharge for Share-Based Compensation	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	See “Fees” column.		Misys will charge Allscripts and its Affiliates an amount equal to half of the Share-Based Payment charge recognized in the Group accounts of Misys plc after the Effective Date, calculated under International Accounting Standards, in respect of options and share awards granted to employees of Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates.

3

	Service Name	Provider	Recipient	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)	Fees[1]	Notice required by Recipient to Terminate (if more than 45 days advance notice from Recipient is needed)
Notwithstanding Section 3.2 of the Agreement, all such charges will be non-cash payments (i.e. they will be charged to Allscripts P&L but as capital contributions).

3.	Facility Occupation Services

3.1	Facility Occupation Charge	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Misys plc and its Affiliates	Allscripts will provide full service facility space for Misys employees in the Forum location in Raleigh, North Carolina.		$7,875 per person for the Service Period.	90 days

3.2	Insurance premiums	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Misys plc and its Affiliates	Allscripts will charge Misys Banking Division for their pro-rated portion of the Workers’ Compensation insurance premiums and related broker fees. In addition, Allscripts will charge Misys Banking Division any costs of claims made by their employees up to the $100,000 deductible. Coverage period is from 10/10/09 to 10/10/10.		$31,311/year for premiums plus $2,701/year for broker fees plus claims up to $100,000 per year.

4

Service Managers:

Misys

For Section 1.1
Name:	Patrick O’Sullivan
Title:	UK Controller
Phone:	+44 (0) 203 320 5709
Email:	Patrick.Osullivan@misys.com

For Sections 2 & 3
Name:	Anne Tinker
Title:	VP Compensation and Benefits
Phone:	919-329-1764
Email:	Anne.Tinker@misys.com

Allscripts
Name:	Lisa Baker
Title:	Vice President, Division Controller
Phone:	(919) 329-1979
Email:	lisa.baker@allscripts.com

5

Shared Services Agreement Schedule

Management Services

Schedule C

Summary of Services:

Misys plc and its Affiliates (collectively, the “Provider”) will provide the Services outlined below (the “Management Services”) to Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates (collectively, the “Recipient”).

Service Name	Description of Service	Notice required by Recipient to Terminate (if more than 45 days advance notice from Recipient is needed)	Fees[1]
Management Services

The provision of consulting services and expertise as necessary from time to time by the following members of the senior management team of Misys (or another member or members of their team designated by them from time to time) in relation to the following identified functional areas:

•     Chief Executive Officer (currently Mike Lawrie) – Governance, General Management, Strategy;

•     Chief Financial Officer (currently James Gelly, CFO)) – Finance, Compliance, Control;

•     Executive Vice President, Human Resources (currently Guy Henshaw) – Human Resources;

•     Executive Vice President, Open Source Solutions (currently Bob Barthelmes) – Open Source;

•     Vice President, Global Alliances (currently Bob McCormick) – Partnerships;

•     Vice President, Company Communications (currently Carl Gibson) – Communications;

•     Vice President Finance (currently Stephen Wilson) – Tax, Treasury, Investor Relations & Internal Audit;

•     Director, Internal Audit (currently Perry Christian) – Internal Audit;

•     Group Treasurer (currently Joanna Hawkes) – Treasury;

		Terminable by Recipient only at the end of the applicable Service Period.	$1,750,000 for the Service Period ending in 2010

[1]

The fees set forth in this Schedule represent fees for a full one (1) year extension period commencing on October 10, 2009 and ending on October 9, 2010. If this Schedule expires or is terminated during the extension period, the fees will be pro-rated based on the period between October 10, 2009 and the date of expiration or termination of this Schedule.

Service Name	Description of Service	Notice required by Recipient to Terminate (if more than 45 days advance notice from Recipient is needed)	Fees[1]

•   Director, Tax (currently Tim Homer) – Tax;

•   Vice President, Procurement (currently Robert Koslosky) – Procurement; and

•   Director, Global Real Estate (currently Robert Hopper) – Real Estate & Facilities.

The Management Services also include access by the Recipient to certain Misys management know-how and practices, including Misys’ management system, its sales management system and practices, its software development management know-how, and its procurement management know-how.

Service Managers:

Misys
Name:	James Gelly
Title:	CFO
Phone:	+44 20 3320 5557
Email:	james.gelly@misys.com

Allscripts
Name:	Bill Davis
Title:	CFO
Phone:	(312) 506-1211
Email:	Bill.Davis@allscripts.com

2

Shared Services Agreement Schedule

Procurement Services

Schedule D

Summary of Services:

Misys plc and its Affiliates (collectively, the “Provider”) will provide to Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates (collectively, the “Recipient”) the Services outlined in the table below (the “Procurement Services”). This Schedule covers the work of the Misys Procurement Department employees other than the Vice President, Procurement (currently Robert Koslosky, whose services are covered under Schedule C (Management Services)). The Services outlined in the table below shall be referred to as the “Procurement Services.”

For purposes of clarification, the Provider shall have no final authority to bind the Recipient to implement any plan, make any final purchases or enter into any contract without the Recipient’s consent thereto.

The Provider shall use commercially reasonable efforts to obtain savings for the Recipient through methods such as vendor consolidation, contract negotiations and competitive bidding processes without causing a corresponding reduction in service levels or quality. The Provider and the Recipient acknowledge that the Misys Procurement Department has established a fiscal year savings target of $8,680,000 for the Service Period ending in 2010 (equating to an annualized saving of $10,366,000), which is subject to change and is not a binding commitment on the part of the Provider.

	Service Name	Description of Service
1.	Procurement, Travel Management and BCP/DR Services	Provide expertise to all procurement and travel management efforts related to strategy, tactical execution, systems design & implementation, sourcing, targeted cost take out, 3rd party service improvement, risk mitigation and synergy attainment efforts due to M&A activities. Lead the BCP/DR effort by identifying risks, planning responses and training key stakeholders.

1.1	General Procurement Services	Misys Procurement Department to assist and/or project lead on all vendor engagements. From a strategy point of view, Misys Procurement will analyze spend, identify savings opportunities, drive savings initiatives, manage budgets, source goods and services, negotiate with 3rd parties and implement best practices corporately. From a tactical point of view, Procurement will establish and maintain Group policies and controls, manage the procure to pay process, update pricing, execute all resell and internal purchase requirements and manage suppliers to ensure service and risk mitigation.

1.2	General Travel Services	Misys Travel to manage all aspects of travel services including Air, Hotel, Car, Rail, Meetings Management, credit card program, and US personal car mileage program. From a strategy point of view, Misys Travel will analyze spend, identify savings opportunities, and drive savings initiatives to maximize the value of each dollar spent on travel. Operationally, Misys Travel will own and manage the travel policy, manage the procedures to book travel, and keep employees as productive and safe as possible while travelling.

1.3	Business Continuity and Disaster Recovery Services	The business continuity (“BC”) team has responsibility for managing Misys’ response in the event of an incident (i.e., terrorist, fire, flooding, loss of life, etc.). Plans and procedures are being developed and the BC team is responsible for creating, maintaining, testing and updating the plans for all sites.

Fees:

FTE Charge for the Service Period commencing in October 2009	NIL

Service Managers:

Misys
Name:	Robert Koslosky
Title:	VP of Global Procurement
Phone:	(215) 321-6990
Email:	Robert.Koslosky@misys.com

Allscripts
Name:	Bill Davis
Title:	Chief Financial Officer
Phone:	(312) 506-1211
Email:	bill.davis@allscripts.com

2

Tax Services

Schedule E

Summary of Services:

Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates (collectively, the “Provider”) will provide the Services outlined below (the “Tax Services”) to Almonde Inc., MIBS Risk LLC, Misys plc, Misys Holdings Inc., Misys International Banking Systems Inc., Misys IQ LLC, Misys Open Source Solutions LLC, Misys Patriot US Holdings Inc., Misys Retail Inc., Misys US DGP, and Summit Systems Inc. (collectively, the “Recipient”).

Employees within the tax department of Misys Healthcare Systems, LLC will be employees of Provider as of the Effective Date (such employees collectively, the “Allscripts US Tax Department”).

Subject to the following sentence, this Schedule E for the provision of tax Services shall continue in force until 31 March 2010, unless otherwise agreed by the parties. Tax audit assistance shall continue to be provided until 31 May 2010 or until the date on which the Coniston Transaction closes if the tax audit is not completed prior to 31 May 2010.

The Allscripts US Tax Department will provide the following Tax Services to Recipient:

Tax Compliance

•	U.S. federal income tax compliance, including:

•	Preparation and submission of U.S. federal income tax returns on a timely basis;

•	Advice and recommendation with respect to quarterly U.S. federal income tax payments;

•	Support in the event of U.S. federal income tax audits.

•	State/city tax compliance, including:

•	Preparation and submission of state and city tax returns on a timely basis;

•	Advice and recommendation with respect to state and city tax payments;

•	Support in the event of state and/or city tax audits.

•	Sales tax compliance, including:

•	Advice and recommendation with respect to product taxability, rates and other research;

•	Support in the event of sales tax audits.

•	Franchise tax compliance, including:

•	Preparation and submission of franchise tax returns on timely basis;

•	Advice and recommendation with respect to franchise tax payments;

•	Support in the event of franchise tax audits.

1

State and Franchise Tax Planning

•

The Allscripts US Tax Department will monitor state and franchise tax planning, and take action and/or alert Recipient with respect to any alterations required in structuring as such structuring relates to state and franchise tax planning;

•

Together with Recipient, the Allscripts US Tax Department may work to effectuate any state and franchise tax planning and to ensure such planning is respected throughout the Tax Compliance process outlined above;

•

The Allscripts US Tax Department will assist Recipient to ensure that any U.S. federal income tax planning that is implemented by Recipient will be correctly reported throughout the Tax Compliance process outlined above.

Interim Reporting

The Allscripts US Tax Department will prepare and report U.S. federal income and state tax calculations from time to time as is necessary for audit purposes.

KPMG Consultant

The Provider shall engage a consultant of Senior Manager level from KPMG (the identity of which shall be agreed by the Recipient) to assist in performing the tax Services for the Recipient. The cost of such consultant shall be borne by the Recipient at the hourly rate set out below (the “Consultant Fees”). Should the Recipient decide that it no longer requires the services of KPMG then, from the moment that such services terminate, the Recipient shall no longer be required to pay the Consultant Fees.

Fees:

Charge to Misys	$14,703 per month through 31 January 2010; then $5,000 per month commencing from 1 February 2010 for such time as the tax Services set out in this Schedule are provided by the Provider.

Consultant Fees	$200 per hour.

Third-Party Consultant Fees	All fees to KPMG will be paid directly by Misys (and thus, no separate Misys approval is necessary) and all fees paid by Misys to KPMG prior to the effective date of this Schedule were expressly approved by Misys.

Service Managers:

Misys

Name: Tim Homer
Title: Group Tax Director
Phone: +44 (0)20 3320 5773
Email: tim.homer@misys.com

Allscripts

Name: Lisa Garrett
Title: Tax Director
Phone: (919) 329-1756
Email: lisa.garrett@allscripts.com

2

R&D Services

Schedule F

Summary of Services:

Misys plc and its Affiliates and Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates will provide to one another the Services outlined in the table below (the “R&D Services”).

The following principles shall govern the provision of the R&D Services:

1. The Provider shall perform the R&D Services at a service level equal to or better than the current service level for such R&D Services as provided by the Provider to itself or its Affiliates.

2. The Recipient shall receive on a pro-rata basis the benefits of any changes implemented within the Provider's organization which would beneficially impact the Recipient's receipt of the R&D Services (including, but not limited to, cost reductions and operating efficiencies).

3. With the exception of the Misys Connect software described in Section 1.4 of this Schedule, and unless the Parties shall otherwise agree, the Recipient shall exclusively own all rights in and to the Work Product created by Provider in performing the R&D Services. “Work Product” shall be defined herein as all Software (as defined in the Agreement) and the documentation and deliverables under this Schedule F relating thereto (including the Intellectual Property rights owned by Provider therein). The Parties agree that the Work Product includes, without limitation, the deliverables requested by Recipient and created by Provider in accordance with the Software Development Life Cycle (SDLC) Process (as described below) in both source code and object code format. Provider agrees that the Work Product shall be deemed “works-made-for-hire” for Recipient under the copyright laws of the United States and all other applicable jurisdictions. Provider hereby gives, transfers and assigns to Recipient all of Provider’s right, title and interest in and to the Work Product (including all Intellectual Property rights owned by Provider therein) to the extent not already owned by Recipient, and hereby waives any so-called “moral rights” in the Work Product, to the extent permitted by law. Provider acknowledges and agrees that the assignment in this paragraph is perpetual, irrevocable and worldwide. Provider hereby agrees that the rights assigned hereunder shall not be subject to reversion (pursuant to the Indian Copyright Act of 1957) if Recipient fails to exercise any such rights within one year. Provider agrees to execute and deliver such additional documents and take such additional reasonable actions as Recipient deems necessary or convenient to perfect or evidence Recipient’s ownership of the Work Product or to enable Recipient to record this Agreement and/or secure rights of copyright and/or letters patent in its name, or otherwise to enforce its rights in the Work Product in any country throughout the world or otherwise carry out the provisions of this Paragraph, provided that preparation of such additional documents shall be at the expense of Recipient. Provider agrees that its employees and subcontractors involved in delivering the R&D Services shall be covered by written agreements or otherwise be bound by obligations sufficient to protect Recipient’s rights in the Work Product consistent with the terms of this paragraph 3.

4. Provider shall not incorporate any pre-existing Provider Intellectual Property (including, without limitation, Software (as defined in the Agreement), content or other rights) (collectively, the “Retained Intellectual Property”) into any Work Product without the prior written approval of the Recipient’s CEO, which approval may be given or withheld in the Recipient’s CEO’s sole discretion. Should the Parties agree to incorporate Retained Intellectual Property into the Work Product, the Parties shall negotiate in good faith the scope of the license granted Recipient to use such Retained Intellectual Property. In the event that the Provider unintentionally incorporates Retained Intellectual Property into any Work Product without getting the Recipient’s CEO’s prior written approval, any such Retained Intellectual Property shall be deemed licensed to the Recipient on a non-exclusive, perpetual, paid-up, royalty-free, worldwide basis and as otherwise necessary for the development, manufacture, support, distribution, sale or use of the products, services or operations of Recipient and its Affiliates in which it is incorporated; provided that any license granted pursuant to this sentence does not include the right to distribute or sublicense the relevant Retained Intellectual Property on a standalone basis independent of Recipient’s or its Affiliates’ products and services; provided, further, that, as promptly as possible upon delivery by the Provider of a replacement for such Retained Intellectual Property (the “Replacement Intellectual Property”), the Recipient shall cease use of such Retained Intellectual Property and replace it with such Replacement Intellectual Property. Such Replacement Intellectual Property may, at the Provider’s option, consist of Work Product and/or Third-Person Intellectual Property (as defined below), and all such Replacement Intellectual Property must have the same or better functionality than the Retained Intellectual Property being replaced and be reasonably acceptable to the Recipient.

5. Provider shall not incorporate any Software, content or other Intellectual Property of any third Person (collectively, the “Third-Person Intellectual Property”) into any Work Product without Recipient’s prior written approval, which approval may be given or withheld in Recipient’s sole discretion. Provider shall use commercially reasonable efforts to help Recipient to secure all license rights requested by Recipient from the applicable third-Person licensor, provided that Recipient shall bear any costs for obtaining such third-Person rights.

6. The Parties acknowledge that as of the Effective Date, Misys is providing Software Development Services to Allscripts pursuant to Section 1.1 of this Schedule. All requests for Software Development Services by Allscripts to Misys shall be handled in accordance with the Software Development Life Cycle (SDLC) Process as detailed in Exhibit F-3 hereto. Misys shall use commercially reasonable efforts to provide Allscripts with access to Misys development personnel who will provide the Software Development Services in accordance with demand forecasts that are to be provided by Allscripts to Misys on a monthly basis.

7. Misys acknowledges that Allscripts is in the process of developing performance metrics or matrices with respect to Allscripts’ development and support efforts (both internal and external). Misys will reasonably cooperate with Allscripts’ efforts to develop these metrics, including, without limitation, by providing historical information to support development of baseline metrics. Upon completion of these metrics, Allscripts will notify Misys in writing of all metrics applicable to the R&D Services provided by Misys, and the Parties agree to discuss in good faith the scope and nature of such proposed metrics. Upon the Parties’ agreement on the metrics used to track Misys’ performance of the R&D Services, Misys will reasonably cooperate with Allscripts in tracking Misys’ performance against such metrics, including providing reasonable reporting thereon.

	Service Name	Provider	Recipient	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)	Fees	Notice required by Recipient to Terminate (if more than 45 days advance notice from Recipient is needed)
1.	Product Development services provided by Misys

1.1	Software Development Services	Misys Software Solutions (India) Private Limited	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Misys to provide software development services from its Bangalore, India location per requests by Allscripts pursuant to the SDLC Process. The services shall include: • Development • Quality Assurance		The Fees will be calculated by using an hourly rate of $18.65. Other material costs as needed (e.g., specialized hardware	60 days written notice

	Service Name	Provider	Recipient	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)	Fees	Notice required by Recipient to Terminate (if more than 45 days advance notice from Recipient is needed)

•     Performance Testing

•     Sustenance Engineering Services

•     Tech Pubs

•     Business/Design Analysts

•     Project Management/Technical Management

•     Architects

•     Release Mgt/Conf. Mgt

•     Other Misc software development Services as agreed

For purposes of clarification, these software development services do not include any of the services described in row 1.3 below.

specific to project needs, specialized software licenses specific to project needs, etc.).

The development rate of $18.65 as set out in this section 1.1 does not include the annual license costs of HP Mercury Suite for QA or Collabnet (which are set out below).

1.2	Misys Development Global Leadership Team	Misys plc and its Affiliates	Allscripts- Misys Healthcare Solutions, Inc. and its Affiliates	Misys to provide global leadership oversight		$37,200 per month during the Service Period

1.3	Misys Development Global Technology Services Misys Development Global Infrastructure Services	Misys plc and its Affiliates	Allscripts- Misys Healthcare Solutions, Inc. and its Affiliates

Consulting Services:

Misys to provide Technology Governance and Standards, User Experience services including but not limited to Human Factors Engineering, Reference Models and Design Templates.

The Global Technology team shall engage on a proactive basis or on a request basis to perform technology reviews of specific product

$75,000 per month during the Service Period. Other material costs as needed (e.g., specialized hardware specific to project needs, specialized software licenses specific to project needs, etc.).

Service Name	Provider	Recipient	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)	Fees	Notice required by Recipient to Terminate (if more than 45 days advance notice from Recipient is needed)
Misys Development Global Operations Engineering Quality Services

technology, ensure technology path set out by Solution Management, provide ongoing visibility to Senior Management of technology progress, and identify/suggest corrective actions for any deficiencies found. The team shall perform technology reviews on an ad-hoc or proactive basis to ensure compliance to standards.

The Global Human Factors Engineering team shall provide Human Factors Engineering services. The team shall be engaged by Allscripts product teams hereunder to build user interfaces, interaction models, reference models and design templates to facilitate building consistent user interfaces across all applications.

Misys to provide Global Quality Services to include:

•     SDLC processes, tools, and any necessary operating platform

•     Standards for quality processes and procedures that would be operationalized across all programs to manage, track and ensure compliance against the global standards.

•     SDLC training, rollout planning and compliance tracking across all programs.

$30.00 per person per month per license required during the Service Period for Collabnet licenses. The fee includes infrastructure and training. # of licenses required TBD.

The Recipient shall pay (on a monthly basis) the actual costs for the HP Mercury licenses based on Recipient’s proportional use. This fee includes infrastructure and training. The Recipient agrees that every quarter the Provider shall review the Recipient’s then current usage of HP Mercury licenses and shall adjust the fee accordingly and the Recipient agrees to pay that revised fee.

Service Name	Provider	Recipient	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)	Fees	Notice required by Recipient to Terminate (if more than 45 days advance notice from Recipient is needed)

Infrastructure Services:

Misys to provide development Infrastructure services to include:

•     Development tools and platforms (including, without limitation, Microsoft)

•     ALM tools/platforms (including, without limitation, Collabnet)

•     Project Management tools & platform (including, without limitation, Clarity applications)

Collabnet Licenses for Allscripts-Misys Healthcare to participate in the Misys Global ALM program.

For purposes of clarification, these services include hosting, support and access to all of the foregoing tools and platforms for Allscripts development and support personnel. These services shall be supported in accordance with Schedule J of this Agreement.

Service Managers:

Misys
Name:	Mike Sainsbury
Title:	Vice President of Global Operations Engineering & Quality
Phone:	(647) 299-7307
Email:	mike.sainsbury@misys.com
Schedule F Sections:	1.1, 1.3
Name:	Rick Bernard
Title:	Vice President of Global Technology
Phone:	(508) 878-6433
Email:	rick.bernard@misys.com
Schedule F Sections:	1.3
Name:	Joanne Felix
Title:	Vice President of Finance
Phone:	(267) 432-6944
Email:	joanne.felix@misys.com
Schedule F Sections:	1.2
Allscripts
Name:	Faisal Mushtaq
Title:	Senior Vice President Product Development
Phone:	(919) 329-1658
Email:	faisal.mushtaq@allscripts.com

EXHIBIT F-2 TO SHARED SERVICES AGREEMENT

EXHIBIT F-3 TO SHARED SERVICES AGREEMENT

Shared Services Agreement Schedule

Facilities Management Services

Schedule G

Summary of Services:

Misys plc and its Affiliates (collectively, the “Provider”) will provide to Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates (collectively, the “Recipient”) the Services outlined in the table below (the “Facilities Management Services”).

	Service Name	Description of Service
1.	Real Estate and Facilities Services	Provide expertise to all real estate actions specifically related to acquisition and disposition lease negotiations, facility design and construction management. Assist in resolving facilities issues arising from lease disputes and introduce best in class facilities processes.

1.1	General Real Estate	Misys Director of Global Real Estate to assist in all lease related negotiations and agreements, assist with facility design and provide access to international vendor relationships and discounts and bring industry best practices to Allscripts.

1.2	General Facilities Management	Misys Director of Global Real Estate to provide guidance as to best practices of multinational companies in the areas of facilities and assist in development of appropriate delivery of services to various offices based upon specific needs. Work with facilities management to ensure lease concessions and design criteria are considerate of long term cost management.

Fees:

FTE Charge to Allscripts	Covered in Schedule C (Management Services)

Service Managers:

Misys		Allscripts

Name:	Bob Hopper	Name:	Bill Davis
Title:	Director of Global Real Estate	Title:	Chief Financial Officer
Phone:	(914) 821-2625	Phone:	(312) 506-1211
Email:	Robert.Hopper@misys.com	Email:	bill.davis@allscripts.com

Shared Services Agreement Schedule

SaaS Services

Schedule H

This Schedule H is has no effect, as no relevant Services and no relevant Fees are contemplated

Summary of Services:

Misys plc’s SaaS Group (the “Provider”) will provide to Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates (collectively, the “Recipient”) Services relating to Software as a Service (the “Software as a Service Services” or the “SaaS Services”). The parties agree to complete the table below as and when such SaaS Services are deemed to be required.

Service Name	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)

Fees:

Service Managers:

Misys

Name:

Title:

Phone:

Email:

Allscripts

Name:
Title:
Phone:
Email:

2

Manila Support Services

Schedule I

Summary of Services:

Misys International Banking Systems, Inc. (the “Provider”) will provide the Services to Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates (collectively, the “Recipient”) outlined in the table below (the “Manila Support Services”).

1. With respect to (a) all Healthcare Level 1, Healthcare Level 2 and Healthcare Consulting personnel providing the call center services and (b) all personnel managing the Healthcare Level 1, Healthcare Level 2 and Healthcare Consulting personnel providing the call center services (the personnel mentioned in clauses (a) and (b) of this sentence are referred to herein as “Healthcare Call Center Personnel”), Provider shall provide advice and feedback, but Recipient shall have sole discretion with respect to setting salaries, bonuses, raises and all other costs to be paid by Provider under Rows 1.6 and 2.6 below.

2. The Parties agree to follow Section 2.10 of the Agreement with respect to any removal or replacement by Provider of Healthcare Call Center Personnel requested by Recipient.

3. The services described in Rows 1.1, 1.2, 2.1 and 2.2 below shall be provided and supported in accordance with the service level requirements specified in Schedule J to the Agreement.

4. With respect to the services described in Rows 1.3 and 2.3, Provider shall use commercially reasonable efforts to (a) recruit personnel as expeditiously as possible and (b) deliver to Recipient multiple reasonably qualified candidates for every open position. Nothing in the Agreement or this Schedule shall restrict Recipient’s ability to recruit personnel through alternative channels.

5. With respect to the Customer Loyalty Program identified under “Additional Fees” below, this program represents surveys performed by a third party (Satmetrix) on behalf of Misys and Allscripts every six months. The survey reflects feedback from a significant portion of Misys’ and Allscripts’ customer bases in order to gain a better understanding of the satisfaction and loyalty of each entity’s customer base in areas including product implementation and support. The survey is also intended to aid the Parties in assessing the underlying reasons for specific scores. Satmetrix facilitates the survey process and helps analyze the results. Misys employee Aaron Morrison is currently the Misys employee who oversees the process. The estimated fees for this program identified below ($167,800) reflect the estimated expenses for one third of the Satmetrix contract and eighty percent (80%) of Aaron Morrison’s compensation; Recipient will be billed for the actual expenses for these two items.

	Service Name	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)	Fees[1]
1.	Manila Support Desk Services

1.1	Telecommunications,	Specific costs related to the Healthcare operations (Cisco phone		Charge per person will be calculated using actual costs.

[1]

The fees set forth in this Schedule represent fees for a full one (1) year extension period commencing on October 10, 2009 and ending on October 9, 2010. If this Schedule expires or is terminated during the extension period, the fees will be pro-rated based on the period between October 10, 2009 and the date of expiration or termination of this Schedule.

	Service Name	Description of Service	Service Period (if Service available for lessthan the full term of the Shared Services Agreement)	Fees[1]
	Infrastructure and Long Distance	system, call costs, telephone lines, equipment dedicated to the Healthcare business (separately identifiable infrastructure, personal computers and telecommunications costs for Healthcare)).

1.2	Information Systems Support

•     Specific costs related to the Healthcare operations (desktops, servers, network infrastructure, SFDC licenses, etc.). General costs – not specifically allocated for IT Costs.

•     General IT time & support (desktop management by IT dept. installation of printers, local backups, etc.).

•     Access to Misys Service Desk.

•     Project support (e.g., Implementation of Cisco phone system).

			2-month lead time for PC and phone acquisition and setup.	“General” IT support – to be charged at $347 per FTE for the Service Period

1.3	HR /Recruiting Support	• Local HR support • Recruiting • General office employee related expenses (office teambuilding, employee satisfaction, etc.; example – catering for employee town hall)	3-month lead time for recruitment	To be charged at $482 per FTE for the Service Period. Specific recruiting fees for targeted positions (example: Management positions) paid externally to be charged as incurred.

1.4	Services Provided by Facilities	General facility charges (janitorial, coffee, etc.)		To be charged at $37 per FTE for the Service Period

1.5	Finance Support	General accounting and finance specific support. Payroll. Local compliance/taxes etc.		To be charged at rate of $236 per FTE for the Service Period.

1.6	Remuneration Costs	Specific costs related to salary, overtime, benefits, payroll taxes and bonuses.		Charge per person will be calculated using actual costs.

1.7	Misys PLC margin	Margin on general overhead for Manila operation		To be charged at $138 per FTE for the Service Period

2.	Manila Consulting Services	Consultants/Consulting Services such as Enterprise Support in the form of front-line help desk services provided remotely by Misys Manila on behalf of Allscripts

2.1	Telecommunications, Infrastructure and Long	Specific costs related to the Healthcare operations (Cisco phone system, call costs, telephone lines, equipment dedicated to the

.

	Service Name	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)	Fees[1]
	Distance	Healthcare business (separately identifiable infrastructure, personal computers and telecommunications costs for Healthcare)).		Charge per person will be calculated using actual costs.

2.2	Information Systems Support

•     Specific costs related to the Healthcare operations (desktops, servers, network infrastructure, SFDC licenses, etc.). General costs – not specifically allocated for IT Costs.

•     General IT time & support (desktop management by IT dept. installation of printers, local backups, etc.).

•     Access to Misys Service Desk.

•     Project support (e.g., Implementation of Cisco phone system).

			2-month lead time for PC and phone acquisition and setup.	“General” IT support – to be charged at $347 per FTE for the Service Period

2.3	HR / Recruiting Support	• Local HR support • Recruiting • General office employee related expenses (office teambuilding, employee satisfaction, etc.; example – catering for employee town hall)	3-month lead time for recruitment	To be charged at $482 per FTE for the Service Period. Specific recruiting fees for targeted positions (example: Management positions) paid externally to be charged as incurred.

2.4	Services Provided by Facilities	General facility charges (janitorial, coffee, etc.)		To be charged at $37 per FTE for the Service Period

2.5	Finance Support	General accounting and finance specific support. Payroll. Local compliance/taxes etc.		To be charged at rate of $236 per FTE for the Service Period.

2.6	Remuneration Costs	Specific costs related to salary, overtime, benefits, payroll taxes and bonuses		Charge per person will be calculated using actual costs.

2.7	Misys PLC margin	Margin on general overhead for Manila operation		To be charged at $138 per FTE for the Service Period
3.	Office Space

3.1	Office Space	Specific costs related to the build out of the existing Manila facility are recharged on an actual basis. Relates to build out on the second floor of One Philamlife Tower. Would be revisited if facility moves to new location upon expiration of current lease.	Dependent on availability. 3-month lead time required if new space is needed.

Charge per person will be $4,306 per head per year, based on the existing space currently under lease in One Philamlife Tower; provided that two people using the same space on different shifts will constitute a single headcount.

Fees for any additional space above and beyond what is under lease as of March 1, 2009 which is specifically requested by Allscripts will be subject to additional negotiation by the parties.

.

Service Name	Description of Service	Service Period (if Service available for less than the full term of the Shared Services Agreement)	Fees

Additional Fees: To be billed at actual cost to Allscripts

Transition Cost – Travel to or from Allscripts locations such as Raleigh (secondment in preparation for cutover of services, employee enablement), including travel expenses and use of Misys apartment	Estimated to be four trips during the Service Period at an approximate total cost of $30,000

Training (fees paid to third parties for employee training)	Estimated to be four classes during the Service Period at a cost of $5,000 per class

Customer Loyalty Program (NPS) – Satmetrix/share of Aaron Morrison	Estimated to be $167,800 for the Service Period, representing a 1/3 share in Satmetrix cost and 80% of Aaron Morrison’s salary + benefits

Service Managers:

Misys

Name:	Pete Tantillo
Title:	Vice President Finance, Global Services & Support
Phone:	+1 212 320 4672
Email:	peter.tantillo@misys.com

Name:	Kaye Capinpin
Title:	Head of Global Contact Centre, Misys Manila
Phone:	+632 867 9326
Email:	raquel.capinpin@misys.com

Allscripts

For Manila Support Desk Services:

Name:	Ben Clark (Senior contact)
Title:	Senior VP Customer Support
Phone:	(919) 329-1468
Email:	ben.clark@allscripts.com

Name:	Angelo Guiao
Title:	Operations Head
Phone:	+632 867 9363
Email:	angelo.guiao@allscripts.com

For Manila Consulting Services:

Name:	John Nebergall
Title:	Sr. Vice President
Phone:	(312) 506-1215
Email:	john.nebergall@allscripts.com

Shared Services Agreement Schedule

Information Systems Services

Schedule J

Summary of Services:

Misys plc and its Affiliates and Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates will provide to one another the Services outlined in the table below (the “Information Systems Services”).

1. All Information Systems Services to be provided by Misys plc and its Affiliates to Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates shall be provided in accordance with the Information Systems (IS) Service Level Agreement mutually agreed upon by the Parties as set forth herein. The Parties have agreed to use the Service Level Agreement attached as Exhibit J-1 hereto (which reflects Misys’ Service Level Agreement for delivery of information systems services to its own internal resources) (the “Service Level Agreement”).

2. The requirements of Section 2.2 of the Agreement shall not apply to the Information System Services until June 1, 2009.

3. Misys may provide suggestions for improving Allscripts’ information system infrastructure and resources to support delivery of improved service levels. If Allscripts elects to apply one or more such suggestions, Allscripts shall be responsible for all related third-party and capital expenditures.

4. On a monthly basis, the Service Managers shall meet to review each Party’s performance against the Service Level Agreement and to discuss possible enhancements, refinements or modifications to the Service Level Agreement based upon then-current operations.

5. As part of the Services, Misys shall endeavor to enable Allscripts to leverage existing network infrastructure to minimize international phone call expenses particularly with respect to the Manila call center.

6. For purposes of clarification, Provider shall have no final authority to bind Recipient to make any final purchases or enter into any contract with respect to capital expenditures and third-party services without Recipient’s consent thereto. Notwithstanding anything in this Agreement, Provider shall not be held liable under this Agreement for any failure to meet the service level articulated in Section 2.2 of the Agreement or any of the service levels included in the Service Level Agreement resulting from Recipient’s failure to follow Provider’s recommendations with respect to capital expenditures or third-party services, provided that absent an acute hardware failure that might require expedited hardware replacement, Provider shall give Recipient at least sixty (60) days’ prior notice of the need for the applicable expenditures (in excess of $50,000 in the aggregate) and describe how failure to make the expenditures would specifically affect the service levels.

	Service Name	Provider	Recipient	Description of Service	Fees
1.	Senior Mgmt IS Services				Until June 1, 2010: $66,000 per month From June 1, 2010: $49,804 per month
1.1	Overall IS Management	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Overall responsibility for managing the fulfillment of the company’s technology requirements within IS. The focus will be on working with each business unit and functional area to

	Service Name	Provider	Recipient	Description of Service	Fees
understand their short and long term strategic goals and providing a technology roadmap that will facilitate these. They will coordinate with Global IS to determine cost, timing, etc. of projects and utilize these to help the company prioritize initiatives. They will also be responsible for monitoring service levels provided to the company and to work with IS to raise any issues meeting the service levels and to continue to improve them. These services will include management of disaster recovery planning for the technology.

1.2	Infrastructure Services	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Provide management and planning for supporting infrastructure including data center services, networking (data and voice), phone systems, messaging, desktop services and purchasing management.

1.3	Application Services	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Provide overall management and planning for the development efforts related to all internal applications such as Salesforce, Support Force, Solomon, Clarity, Web sites, MSG Applications, etc. Special projects related to implementing (or upgrading) these types of applications shall be subject to the Parties agreeing upon a Statement of Work covering such services and any related capital expenditures; the Statement of Work shall be consistent with the form attached to this Agreement as Exhibit J-2. Basic ongoing application support is included within the Fees specified herein.

1.4	Security Services	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Lead information risk and information security initiatives. Work to protect the confidentiality, integrity and availability of information, and to maintain the administrative and technical safeguards to provide that protection. The role includes management of all aspects of security related projects while demonstrating large-scale company wide project expertise.

2.	Offshore Technical Support				Until June 1, 2010: $42,333.37 per month From June 1, 2010: $44,228 per month

2.1	DBA	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Database administrative services

2.2	Reporting Services	Misys plc and its Affiliates	Allscripts-Misys	Report development for Clarity and Cognos (product development, Professional Services, Finance, etc.)

2

	Service Name	Provider	Recipient	Description of Service	Fees
Healthcare Solutions, Inc. and its Affiliates

2.3	Web Development	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Intranet and Extranet development resources and support

2.4	Cognos Support	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Support for financial reporting, cube development (PS, PD, etc.) planning models, etc.

2.5	Service Desk Support	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Queue management, level 1 support, after hours support

3.	Shared Resource Utilization			Multiple resources residing within Misys plc will provide resources for various functions in exchange for the receipt of services under section 4	$0

3.1	Cognos Implementation	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Requirements definition, Project Management, design, ETL, etc.

3.2	Integrations	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Support for various integration requirements

3.3	Messaging Support & Management	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Overall support and project management for messaging related initiatives and systems

3

	Service Name	Provider	Recipient	Description of Service	Fees
3.4	Purchasing Management	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Support for the processing of IS related acquisitions

4.	Shared Resource Utilization			Multiple resources residing within Allscripts-Misys Healthcare Solutions, Inc. will provide resources for various functions in exchange for the receipt of services under section 3	$0

4.1	Web Development	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Misys plc and its Affiliates	Program & project management and development support for both intranet and extranet systems

4.2	Clarity Support	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Misys plc and its Affiliates	Program & project management and development support for global Product Development, PS, IT use of Clarity in both the US and UK systems

4.3	SFDC Support	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Misys plc and its Affiliates	Program & project management and development support for Sales, Marketing and Support systems

4.4	Networking Management	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Misys plc and its Affiliates	Provide management and planning for supporting the networking infrastructure (data and voice), phone systems

5.	Allscripts IS Budget Management				$0

5.1	Misys recharges	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Provision of certain items (such as SFDC & Clarity) which are to be set out in a schedule of items which is to be provided by Misys. Such schedule will change over time and will need to be maintained.

5.2	Savings Target	Misys plc and its Affiliates	Allscripts-Misys Healthcare Solutions, Inc. and its Affiliates	Target additional savings of $1million annualized to be reflected in the 2011 budget process, which is subject to change and is not a binding commitment on the part of the Provider.

4

Ongoing fees such as SDFC licenses are billed separately.

To the extent that any third-party vendor expenses incurred on the Recipient’s behalf are unable to be billed directly to the Recipient, the Party that has the contractual relationship with the vendor for the specific expenses at issue shall (i) be responsible for paying the vendor, including all amounts owed by both Misys and Allscripts to such vendor and (ii) invoice the other Party for any portion of the vendor’s invoice incurred on behalf of such other Party (any such invoice to the other Party to be paid pursuant to the terms of Section 3.2 of the Agreement).

Service Managers:

Misys

Name:   Ellen M. Clarke

Title:     EVP and CIO

Phone:   646.409.3256

Email:   ellen.clarke@misys.com

Allscripts

Name:   Lee Shapiro

Title:     President and Chief Operating Officer

Phone:   312.506.1207

Email:   lee.shapiro@allscripts.com

5